Exhibit 10.2

SECURED REVOLVING CREDIT NOTE

$6,000,000 and Interest	October 21, 2010

FOR VALUE RECEIVED, Elecsys Corporation, a Kansas corporation, and Elecsys International Corporation (collectively, “Borrowers”) jointly and severally promise to pay to the order of UMB Bank, N.A. (“Lender”), at its main office in Kansas City, Missouri, on October 30, 2012, or as otherwise required by the terms of the Secured Loan Agreement, as defined below, the principal sum of Six Million and 00/100 Dollars ($6,000,000) or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal attached hereto pursuant to the authority set forth herein or otherwise recorded on the books and records of Lender, together with interest on the unpaid principal balance hereof from time to time outstanding from date or dates of disbursement until paid at the rate or rates set forth in that certain Secured Loan Agreement between Lender and Elecsys Corporation dated October 30, 2009, as amended by First Amendment to Secured Loan Agreement among Borrowers and Lender dated the date hereof (as so amended, the “Secured Loan Agreement”), adjusted as set forth therein, with all accrued interest payable as set forth therein.  Interest hereunder shall be computed on the basis of days elapsed and assuming a 360-day year.  Unless Lender, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.  Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, Borrowers may from time to time until maturity receive further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note.  In the event Borrowers pay any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof, receives any additional disbursements of principal hereunder, the principal amount due hereunder shall be the last amount stated to be the Unpaid Principal Balance of the Note on the Schedule of Disbursements and Payments of Principal or otherwise recorded on the books and records of Lender and Borrowers hereby authorize any officer of Lender to make notations on the Schedule of Disbursements and Payments of Principal or to otherwise make an entry in the books and records of Lender from time to time to evidence payments and disbursements hereunder.  Lender or holder hereof may make advances upon oral or written instructions of Borrowers or either of them any other person or persons duly authorized by Borrowers.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Secured Loan Agreement.

Upon occurrence of any of the Events of Default set forth in the Secured Loan Agreement and the declaration thereof by Lender or the Revolving Credit Maturity Date, whichever happens earlier, then this Note and all other obligations of Borrowers to the holder hereof shall immediately become due and payable in full without further notice or demand except as otherwise specifically provided in the Secured Loan Agreement.

The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the laws of the State of Missouri.  To the extent permitted by applicable law, Borrowers agree to pay all expenses of the holder in collecting this Note and enforcing Lender’s rights under the Secured Loan Agreement, including reasonable attorneys’ fees and expenses.

This Note amends and restates, and is not a novation of, that certain Secured Revolving Note executed and delivered by Elecsys Corporation to Lender dated October 30, 2009, the indebtedness which was evidenced thereby remains outstanding.

All credit evidenced by this Note is extended pursuant to the Secured Loan Agreement, reference to which is made for a complete statement of all terms and conditions of all borrowings evidenced hereby.

ELECSYS CORPORATION

By: /s/ Karl B. Gemperli
Name: Karl B. Gemperli
Title: President and Chief Executive Officer

ELECSYS INTERNATIONAL CORPORATION

By: /s/ Karl B. Gemperli
Name: Karl B. Gemperli
Title: President and Chief Executive Officer

Schedule No. 1

SCHEDULE OF DISBURSEMENTS AND PAYMENTS OF PRINCIPAL AND INTEREST

Date	Date Interest Paid to	Interest Rate	Interest Paid	Amount of Principal Disbursement	Amount of Principal Payment	Unpaid Principal Balance	Disbursement Approved By

This is the Schedule of Disbursements and Payments of Principal and Interest referred to in the Secured Revolving Credit Note dated October 21, 2010, made by the undersigned to the order of UMB Bank, N.A.

Dated: ______________, 2010

ELECSYS CORPORATION	ELECSYS INTERNATIONAL CORPORATION

By: /s/ Karl B. Gemperli	By: /s/ Karl B. Gemperli
Name: Karl B. Gemperli	Name: Karl B. Gemperli
Title: President and Chief Executive Officer	Title: President and Chief Executive Officer